EXHIBIT 10.2

RELEASE AGREEMENT

This Release Agreement (“Release) by and between Citius Pharmaceuticals, Inc., (“CITIUS”) and [______] (the “Investor”) is dated and effective as of the 8th day of June, 2017.

WHEREAS, CITIUS and Garden State Securities Inc., (“GSS”) are parties to that certain Engagement Letter Agreement dated August 16, 2016 (the “Letter Agreement”);

WHEREAS, pursuant to the terms of the Letter Agreement, CITIUS retained GSS as an exclusive placement agent for the Services (as defined in the Letter Agreement) for CITIUS in connection with a private placement of securities the (“2016 Offering”).

WHEREAS, GSS began marketing a Private Placement Memorandum (“PPM”) and form of Unit Purchase Agreement (the “Unit Purchase Agreement”) in October 2016 in connection with the 2016 Offering, for gross proceeds up to $6,000,000 dollars in purchase of a Unit (“Units”), with each Unit being defined as one (1) share of common stock and one (1) warrant at a price of $0.40 per Unit (the “Unit Price”) with each warrant having an exercise price of $0.55 (the “Exercise Price”) with a term of five (5) years.

WHEREAS, Investor purchased 250,000 Units via the Unit Purchase Agreement.

WHEREAS, CITIUS plans another fundraising which will include being listed to the NASDAQ or NYSE (the “Uplisting Financing”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, CITIUS and Investor hereby agree as follows:

1. Release from Additional Covenants. Both CITIUS and Investor acknowledge and agree that CITIUS is released from any and all obligations related to the Additional Covenants in the PPM and Investor waives any restriction of CITIUS to sell debt or equity, fixed or variable priced or any combination thereof, at a price below the Unit pricing set forth in the Unit Purchase Agreement.

2. Release on Restricted Transactions. Both CITIUS and Investor acknowledge and agree that CITIUS is released from any and all obligations related to 6.13 Restricted Transactions in the Unit Purchase Agreement and Investor waives any restriction on the ability to issue securities senior to the common stock, or issue any securities at a price below $0.40 cents per share.

3. Release on Prohibition on Variable Priced Securities. Both CITIUS and Investor acknowledge and agree that CITIUS is released from any and all obligations related to 6.14 Prohibition on Variable Priced Securities in the Unit Purchase Agreement and Investor waives any restriction on the ability to issue any security, debt equity or combination thereof, at a variable price.

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4. Consideration for Releases. CITIUS further agrees that in exchange for the Release from Additional Covenants, Restricted Transactions, and Prohibition on Variable Priced Securities, to do as follows:

a. In the event that the Uplisting Financing is conducted at a price per share or price per unit of less than the Unit Price (the “Lower Recent Price”), then CITIUS will issue additional shares and warrants to Investor sufficient to effectively reprice the sale of Units to the Lower Recent Price.

b. In the event warrants are issued in the Uplisting Financing with an exercise price below the Exercise Price (the “Uplisting Warrant Price”), then the Exercise Price shall be reduced to the Uplisting Warrant Price.

c. CITIUS will give Investor no less than 6 hours of notice before the closing of any subsequent financing, through and including the Uplisting Financing, and Investor shall have a 6-hour option to purchase up to 20% of the securities sold in such offering .

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Release Agreement to be executed as of the day and year first above written.

CITIUS PHARMCEUTICALS, INC.

By:
Name:
Title:

INVESTOR

By:
Name:
Title:

[Signature Page to Release Agreement]

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